As Filed with the Securities and Exchange Commission on September 3, 1998
                                            Registration No. 333-________
=========================================================================

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.   20549
                       ____________________

                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                       LSB INDUSTRIES, INC.
                  ______________________________
      (Exact name of registrant as specified in its charter)

           Delaware                              73-1015226
    ________________________                ____________________
    (State of Incorporation)                (I.R.S. Employer
                                            Identification No.)


   16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107
   ____________________________________________________________
       (Address of principal executive offices) (Zip Code)

      Non-Qualified Stock Option Agreement (Daniel L. Ellis)
     _______________________________________________________
                      (Full Title of Plans)


       Heidi L. Brown, Esquire                  Copy to:
        Vice President and            Irwin H. Steinhorn, Esquire
         Managing Counsel                  CONNER & WINTERS
        LSB INDUSTRIES, INC.             One Leadership Square
       16 South Pennsylvania                  Suite 1700
        Post Office Box 754                211 North Robinson
    Oklahoma City, Oklahoma 73101      Oklahoma City, Oklahoma 73102
         (405) 235-4546
     _____________________________

                  CALCULATION OF REGISTRATION FEE
                  _______________________________

  Title of                        Proposed        Proposed
 securities         Amount        maximum         maximum         Amount of
   to be            to be      offering price     aggregate      Registration
 registered       registered     per share(1)  offering price(1)      fee
 __________       __________   _______________  _______________  _____________
Common Stock to     25,000         $4.125          $103,125           $30
be issued under
Non-Qualified
Stock Option
Agreements
_________________

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $4.1875, which is the exercise price of the options granted under the Non-Qualified Stock Option Agreement.

                       LSB INDUSTRIES, INC.
                REGISTRATION STATEMENT ON FORM S-8

                              PART I
       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Explanatory Note: The Section 10(a) Prospectus being delivered by LSB Industries, Inc. (the "Company") to Daniel L. Ellis, an employee of the Company or its subsidiaries, in connection with the Non-Qualified Stock Option Agreement between Mr. Ellis and the Company has been prepared in accordance with the requirements of Form S-8 and relates to shares of common stock, par value $.10 per share, of the Company which have been reserved for issuance pursuant to the Non-Qualified Stock Option Agreement. Information regarding the Non-Qualified Stock Option Agreement required in the
Section 10(a) Prospectus is included in the documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act of 1933, as amended (the "Act"). The Company will provide to Mr. Ellis a written statement advising him of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as required by Item 2 of Part I of Form S-8. Upon request, the Company will furnish to the Securities and Exchange Commission or its staff a copy or copies of all the documents included in such file.

                             PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.

     This Registration Statement incorporates herein by reference the following documents and information which have been filed by LSB Industries, Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     1. The Company's Annual Report on Form 10-K for the year ending December 31, 1997.

     2. The Company's Annual Report on Form 10-K/A for the year ending December 31, 1997.

     3. The Company's Quarterly Report on Form 10-Q for the three months ending March 31, 1998.

     4. The Company's Amended Quarterly Report on Form 10-Q/A for the three months ending March 31, 1998.

     5. The Company's Quarterly Report on Form 10-Q for the three months ending June 30, 1998.

     6. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated August 16, 1994, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Counsel for the Company, Conner & Winters, A Professional Corporation, One Leadership Square, Suite 1700, 211 North Robinson, Oklahoma City, Oklahoma 73102, has rendered an opinion as to the Common Stock offered hereby. As of the date of this Registration Statement, Irwin H. Steinhorn, a member of Conner & Winters, beneficially owned 6,250 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (a) for any breach of their duty of loyalty to the company or its stockholders,
(b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (c) for unlawful payments or dividends or unlawful stock repurchases or redemptions as provided Section 174 of Delaware General Corporation Law or (d) for transactions from which the director derived an improper personal benefit.

     The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act of 1933, as amended (the "Securities Act").

     Insofar as indemnification for liabilities arising under the Securities Act is permitted to directors and officers of the Corporation pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy, as expressed in the Securities Act, and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     Exhibit
     Number                   Description
     _______                  ___________
       5.1          Opinion of Conner & Winters, A Professional
                    Corporation

       15.1 Letter of Acknowledgment regarding unaudited interim financial information

       23.1         Consent of Ernst & Young, LLP

       23.2         Consent of Conner & Winters, A Professional
                    Corporation (contained in Exhibit 5.1)

       24.1         Power of Attorney (see page II-5)

       99.1         Non-Qualified Stock Option Agreement, dated
                    December 18, 1997, between the Company and
                    Daniel L. Ellis

Item 9.  Undertakings.

     A.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section

13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Oklahoma City, Oklahoma on August 31, 1998.

                              LSB INDUSTRIES, INC.


                              By /s/ Jack E. Golsen
                               __________________________________
                                Jack E. Golsen, President and
                                Chief Executive Officer

                        POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack E. Golsen and Heidi L. Brown, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on August 31, 1998, by the following persons in the capacities indicated:

   /s/ Jack E. Golsen
_________________________          President, Chief Executive
Jack E. Golsen                     Officer, Chairman of the Board
                                   and Director
                                   (Principal Executive Officer)

   /s/ Tony M. Shelby
_________________________          Senior Vice President of
Tony M. Shelby                     Finance and Director
                                   (Principal Financial Officer)

   /s/ Jim D. Jones
_________________________          Vice President, Controller and
Jim D. Jones                       Treasurer
                                   (Principal Accounting Officer)

/s/ Raymond B. Ackerman
_________________________          Director
Raymond B. Ackerman


/s/ Robert C. Brown
_________________________          Director
Robert C. Brown


/s/ Gerald J. Gagner
_________________________          Director
Gerald J. Gagner


/s/ Barry H. Golsen
_________________________          Director
Barry H. Golsen


/s/ David R. Goss
_________________________          Director
David R. Goss


/s/ Bernard G. Ille
_________________________          Director
Bernard G. Ille


/s/ Donald W. Munson
_________________________          Director
Donald W. Munson


/s/ Horace G. Rhodes
_________________________          Director
Horace G. Rhodes


/s/ Jerome D. Shaffer
_________________________          Director
Jerome D. Shaffer

                          EXHIBIT INDEX

   Exhibit                                        Sequential
   Number                Description              Page Number
   _______               ___________              ___________
    5.1        Opinion of Conner & Winters,
               A Professional Corporation              8

   15.1        Letter of Acknowledgment
               regarding unaudited interim
               financial information                  10

   23.1        Consent of Ernst & Young, LLP          11

   23.2        Consent of Conner & Winters,
               A Professional Corporation
               (contained in Exhibit 5.1)

   24.1        Power of Attorney (see page
               II-5)

   99.1        Non-Qualified Stock Option Agreement,
               dated December 18, 1997, between the
               Company and Daniel L. Ellis            12
